UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2010 (January 13, 2010)

BROCADE COMMUNICATIONS SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1745 Technology Drive

San Jose, CA 95110

(Address, including zip code, of principal executive offices)

(408) 333-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 13, 2010, Brocade Communications Systems, Inc. (the “Company” or “Brocade”) entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities Inc., as representative of the several Initial Purchasers listed in Schedule 1 thereto (the “Initial Purchasers”), relating to the sale by the Company of $300,000,000 aggregate principal amount of its 6.625% Senior Secured Notes due 2018 at an issue price of 99.239% of the principal amount of the notes and $300,000,000 aggregate principal amount of its 6.875% Senior Secured Notes due 2020 at an issue price of 99.114% of the principal amount of the notes, in a private placement to “qualified institutional buyers” in the United States as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act (the “Notes Offering”). The Company plans to use up to $150 million of the net proceeds of the Notes Offering, together with cash on hand, to retire when due in February 2010 approximately $173 million in outstanding 2.25% subordinated convertible notes originally issued by McDATA Corporation, a wholly owned subsidiary of Brocade. Brocade plans to use the balance of the net proceeds of the offering to pay down a substantial portion of the outstanding term loan under the Company’s senior secured credit facility, which has a minimum interest rate of 7.0%.

The Notes Offering closed on January 20, 2010, in accordance with the terms of the Purchase Agreement, which contains customary representations, warranties and covenants by the Company, together with customary closing conditions. Under the terms of the Purchase Agreement, the Company has also agreed to indemnify the Initial Purchasers against certain liabilities.

Item 8.01	Other Events.

On January 14, 2010, Brocade issued a press release announcing the pricing of the Notes Offering.

A copy of the press release, titled “Brocade Announces Pricing of $600 Million Senior Secured Notes Offering,” is attached hereto as Exhibit 99.1 and incorporated by reference herein.

This Current Report on Form 8-K includes forward-looking statements regarding future events. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements regarding the anticipated uses of the proceeds from the offering, any statements of expectation or belief, and any statements of assumptions underlying any of the foregoing. These statements are based on current expectations on the date of this report and involve a number of significant risks and uncertainties which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the anticipated uses of the proceeds from the offering. The Company’s Securities and Exchange Commission filings identify many other risks and uncertainties. Any forward-looking statements that we make in this report speak only as of the date of such statement, and the Company undertakes no obligation to update such statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 14, 2010, titled “Brocade Announces Pricing of $600 Million Senior Secured Notes Offering.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.

Date: January 20, 2010	By:	/s/ RICHARD DERANLEAU
Richard Deranleau
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 14, 2010, titled “Brocade Announces Pricing of $600 Million Senior Secured Notes Offering.”